Exhibit 99.2

News Release	NYSE: BOH

Media Inquiries
Stafford Kiguchi
Telephone: 808-537-8580
Mobile: 808-265-6367
E-mail: skiguchi@boh.com

Investor/Analyst Inquiries
Cindy Wyrick
Telephone: 808-537-8430
E-mail: cwyrick@boh.com

Bank of Hawaii Corporation 2006 Financial Results

•           Diluted Earnings Per Share Increases to $3.52

•           Board of Directors Declares Dividend of $0.41 Per Share

•           Company Releases Future Business Plan

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 22, 2007) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share for 2006 of $3.52 up $0.11 from diluted earnings per share of $3.41 in 2005.  Net income for the year was $180.4 million, down $1.2 million from net income of $181.6 million in the previous year.  The return on average assets in 2006 was 1.76 percent, down from 1.81 percent in 2005.  The return on average equity for the year was 25.90 percent, up from 24.83 percent in 2005.

Diluted earnings per share for the fourth quarter of 2006 was $1.01, up $0.15 or 17.4 percent from $0.86 per diluted share for the same quarter last year and up $0.09 or 9.8 percent from the previous quarter.  Net income in the fourth quarter of 2006 was $50.9 million, up $6.1 million or 13.7 percent from net income of $44.8 million in the fourth quarter last year and up $4.0 million or 8.5 percent from net income of $46.9 million in the third quarter of 2006.  The return on average assets for the fourth quarter of 2006 was 1.94 percent, up from 1.76 percent in the fourth quarter of 2005 and up from 1.81 percent in the previous quarter.  The return on average equity was 28.56 percent during the fourth quarter of 2006, up from 25.19 percent in the same quarter last year and up from 27.09 percent in the third quarter of 2006.

“Bank of Hawaii Corporation had good financial performance during the fourth quarter of 2006,” said Allan R. Landon, Chairman and CEO.  ”Loan growth and asset quality continued to be strong, our net interest margin held up rather well in spite of the challenging interest rate environment.  During 2006, we increased the number of our deposit accounts, and balances were up at year-end.  These results represent the completion of our 2004 - 2006 Strategic Plan.  We are pleased that Bank of Hawaii met its key goals.  As we enter 2007 and begin to execute our next plan, the Hawaii economy appears strong and we believe our company is well positioned to continue building on its many successes.”

- more -

130 Merchant Street  •  PO Box 2900  •  Honolulu HI 96846-6000  •  Fax 808-537-8440  •  Website www.boh.com

Bank of Hawaii Corporation 2006 Financial Results

Financial Highlights

Net interest income, on a taxable equivalent basis, for the fourth quarter of 2006 was $100.4 million, down $3.2 million from net interest income of $103.6 million in the fourth quarter of 2005 and down $0.1 million from net interest income of $100.5 million in the third quarter of 2006.  Net interest income, on a taxable equivalent basis, for the full year of 2006 was $403.3 million, down $4.2 million from $407.5 million in 2005.  Analyses of changes in net interest income for the full year are included in Table 6.

The net interest margin was 4.15 percent for the fourth quarter of 2006, a 28 basis point decrease from 4.43 percent in the fourth quarter of 2005 and a 5 basis point decrease from 4.20 percent in the third quarter of 2006.  The net interest margin for the full year of 2006 was 4.25 percent, a 13 basis point decrease from 4.38 percent in 2005.  The decrease was primarily due to the effect of the inverted yield curve in the second half of 2006 and shifts in the funding mix.

Results for the fourth quarter of 2006 included a provision for credit losses of $3.1 million compared to $1.6 million in the fourth quarter of 2005 and $2.8 million in the third quarter of 2006.  The provision for credit losses for the full year of 2006 was $10.8 million compared to $4.6 million in 2005.

Noninterest income was $53.5 million for the fourth quarter of 2006, an increase of $2.7 million or 5.3 percent compared to noninterest income of $50.8 million in the fourth quarter of 2005 and down $3.4 million or 5.9 percent compared to noninterest income of $56.9 million in the third quarter of 2006. The decrease compared to the previous quarter was largely due to a seasonal reduction in insurance commissions.  Noninterest income for the full year of 2006 was $216.2 million, up $6.9 million or 3.3 percent from noninterest income of $209.3 million in 2005.

Noninterest expense was $81.6 million in the fourth quarter of 2006, down $1.6 million or 1.9 percent from noninterest expense of $83.2 million in the same quarter last year and up $1.8 million or 2.2 percent from $79.8 million in the previous quarter.  Results for the fourth quarter of 2006 included contributions of $1.5 million to the Bank of Hawaii Charitable Foundation.  Fourth quarter noninterest expense also includes an accrual of $1.5 million for bonuses to some employees not participating in other incentive programs due to the successful completion of the 2004 – 2006 Strategic Plan.  An analysis of salary and benefit expenses is included in Table 7.  Noninterest expense for the full year of 2006 was $321.0 million, down $6.7 million or 2.0 percent from noninterest expense of $327.6 million in 2005.

The efficiency ratio for the fourth quarter of 2006 was 53.08 percent, down from 53.92 percent in the same quarter last year and up from 50.75 percent in the previous quarter. The efficiency ratio for the full year of 2006 was 51.87 percent, an improvement from 53.15 percent during the full year of 2005.

The effective tax rate for the fourth quarter of 2006 was 26.19 percent compared to 35.57 percent during the same quarter last year and 37.14 percent in the previous quarter.  The lower rate in the fourth quarter of 2006 was primarily due to accrual adjustments for tax matters that were resolved in the fourth quarter.  The effective tax rate for the full year of 2006 was 37.17 percent compared to 36.11 percent during 2005.  The increase from prior year was due to the second quarter 2006 tax charge related to a change in tax legislation.

Bank of Hawaii Corporation 2006 Financial Results

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Selected financial information for the business segments is included in Tables 11a and 11b.

Asset Quality

Asset quality remained strong throughout 2006.  Non-performing assets were $6.4 million at the end of the fourth quarter of 2006, down $0.1 million, compared to $6.5 million at the end of the same quarter last year and up $1.0 million, compared to $5.4 million at the end of the previous quarter.  The ratio of non-performing assets to total loans, foreclosed real estate, and other investments at December 31, 2006 was 0.10 percent, down from 0.11 percent at December 31, 2005 and up from 0.08 percent at September 30, 2006.

Non-accrual loans and leases were $5.9 million at December 31, 2006, up $0.1 million from $5.8 million at December 31, 2005 and up $1.0 million from $5.0 million at September 30, 2006.  Non-accrual loans and leases as a percentage of total loans and leases at December 31, 2006 were 0.09 percent, unchanged from December 31, 2005 and up slightly from 0.08 percent at September 30, 2006.  Additional information on non-performing assets is included in Table 9.

Net charge-offs during the fourth quarter of 2006 were $3.1 million or 0.19 percent annualized of total average loans and leases compared to $1.6 million or 0.10 percent annualized of total average loans and leases in the fourth quarter last year and $2.8 million or 0.17 percent annualized of total average loans and leases in the previous quarter.  Net charge-offs for the full year of 2006 were $10.8 million, or 0.17 percent of total average loans, a decrease of $11.3 million, or 51.1 percent from net charge-offs of $22.0 million, or 0.36 percent of total average loans in 2005.  Net charge-offs in 2005 included a $10.0 million write-off of a fully reserved aircraft lease.

The allowance for loan and lease losses was $91.0 million at December 31, 2006, down $0.1 million from $91.1 million at December 31, 2005 and up $0.2 million from $90.8 million at September 30, 2006.  The ratio of the allowance for loan and lease losses to total loans was 1.37 percent at December 31, 2006, down from 1.48 percent at December 31, 2005 and down from 1.40 percent at September 30, 2006.  The reserve for unfunded commitments at December 31, 2006 was $5.2 million, up from $5.1 million at December 31, 2005 and down from $5.4 million at September 30, 2006.  Details of charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 10.

Loan and lease portfolio balances, including credit exposure to the air transportation industry are summarized in Table 8.

Other Financial Highlights

Total assets were $10.57 billion at December 31, 2006, up $385 million from $10.19 billion at December 31, 2005 and up $201 million from $10.37 billion at September 30, 2006.  Total loans and leases were $6.62 billion at December 31, 2006, up $455 million from $6.17 billion at December 31, 2005 and up $134 million from $6.49 billion at September 30, 2006.

Bank of Hawaii Corporation 2006 Financial Results

Total commercial loans were $2.46 billion at December 31, 2006, up $362 million from $2.10 billion at December 31, 2005 and up $105 million from $2.36 billion at September 30, 2006. Total consumer loans were $4.16 billion at December 31, 2006, up $93 million from $4.07 billion at December 31, 2005 and up $29 million from $4.13 billion at September 30, 2006.

Total deposits at December 31, 2006 were $8.02 billion, up $116 million from $7.91 billion at December 31, 2005 and up $336 million from $7.69 billion at September 30, 2006.  Average total deposits were $7.72 billion during the fourth quarter of 2006, down $74 million from the fourth quarter last year and down $10 million from $7.73 billion during the previous quarter.

During the fourth quarter of 2006, the Company repurchased 337.5 thousand shares of common stock at a total cost of $17.1 million under its share repurchase program.  The average cost was $50.71 per share repurchased.  From the beginning of the share repurchase program in July 2001 through December 31, 2006, the Company repurchased a total of 42.5 million shares and returned nearly $1.5 billion to shareholders at an average cost of $34.35 per share.  From January 1, 2006 through January 19, 2007, the Company repurchased an additional 75.0 thousand shares of common stock at an average cost of $53.17 per share.  Remaining buyback authority under the share repurchase program was $87.4 million at January 19, 2007.

At December 31, 2006 the Tier 1 leverage ratio was 7.13 percent compared to 7.14 percent at December 31, 2005 and 6.90 percent at September 30, 2006.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.41 per share on the Company’s outstanding shares.  The dividend will be payable on March 14, 2007 to shareholders of record at the close of business on February 28, 2007.

Economic Update

At the end of 2006, the Hawaii economy was generally in strong condition.  Inflation moderated in the second half of 2006 due to lower energy prices and stable home prices.  Looking forward to 2007, most economic indicators will show modest improvements as capacity constraints affecting tourism and the workforce will limit economic growth.  Personal income growth should improve slightly, although inflation is expected to exceed national levels.  Housing prices are expected to remain stable as new home building slows.  Commercial real estate demand is expected to remain strong.

Business Outlook

In 2001, the Company announced a three-year plan designed to refocus on maximizing shareholder value over time, which continues to be our governing objective.  That plan was successfully completed in 2003.  A new three-year plan for 2004 – 2006 was announced in 2004 which continued to build on the winning strategy of the previous plan.  The key elements were to accelerate revenue growth, better integrate business segments, develop the management team, improve efficiency, and maintain a discipline of dependable risk and capital management.  The 2004 – 2006 Plan was successfully completed in 2006.

The Company’s Plan for 2007 and beyond builds on the themes that were prominent in the 2004 – 2006 Plan.  The 2007+ Plan emphasizes growth in revenues, integration of service

Bank of Hawaii Corporation 2006 Financial Results

delivery and business units, development of people, enhancement of the Bank of Hawaii brand, and discipline in managing risk and financial performance.  The 2007+ Plan does not contemplate expansion beyond the Company’s current footprint.

“Given the solid performance of Bank of Hawaii in the last two years, we anticipate that our shareholders expect a plan that emphasizes consistency”, said Mr. Landon.  “Our 2007+ Plan was prepared by a team of fifteen of the Company’s best leaders.  Our planning team evaluated a full range of strategic alternatives and developed a solid plan.”

The 2007+ Plan is based on moderate growth in revenue and consistent positive operating leverage.  The 2007+ Plan is based on forecasts of a “flat” yield curve continuing well into 2007.  Anticipated operating results include an annual return on assets above 1.7 percent, a return on equity above 25 percent, and an efficiency ratio approaching 50 percent, based on a stable economy and a return to a more traditional interest rate environment.  The 2007+ Plan contemplates some increase in loan losses.  The Company does not expect to provide specific earnings expectations in the future.  The 2007+ Plan will be reevaluated periodically and updated as market events dictate.

Conference Call Information

The Company will review its 2006 financial results today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time).  The call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number for participants in the United States is 866-713-8307.  International participants should call 617-597-5307.  No passcode is required.  A replay of the conference call will be available for one week beginning Monday, January 22, 2007 by calling 888-286-8010 in the United States or 617-801-6888 internationally and entering the number 46131311 when prompted.  A replay will also be available via the Investor Relations link of the Company’s web site.

Forward-Looking Statements

This news release contains, and other statements made by the Company in connection with this earnings release may contain, forward-looking statements concerning, among other things, the Company’s business outlook, the economic and business environment in our service areas and elsewhere, credit quality and other financial and business matters in future periods.  Our forward-looking statements are based on numerous assumptions, any of which could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) general economic conditions are less favorable than expected; 2) competitive pressure among financial services and products; 3) the impact of legislation and the regulatory environment; 4) fiscal and monetary policies of the markets in which the Company serves; 5) changes in accounting standards; 6) changes in tax laws or regulations or the interpretation of such laws and regulations; 7) changes in the Company’s credit quality or risk profile that may increase or decrease the required level of reserve for credit losses; 8) changes in market interest rates that may affect the Company’s credit markets and ability to maintain its net interest margin; 9) unpredictable costs and other consequences of legal or regulatory matters; 10) changes to the amount and timing of proposed equity repurchases; and 11) geopolitical risk, military or terrorist activity, natural disaster, adverse weather, public health and other conditions impacting the Company and its customers’ operations.

Bank of Hawaii Corporation 2006 Financial Results

For further discussion of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, please refer to the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent periodic and current reports, filed with the U.S. Securities and Exchange Commission.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not exclusive means of identifying such statements.  The Company does not undertake an obligation to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table1

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2006	2006 (1),(2)	2005 (1)	2006	2005 (1)
For the Period:
Interest Income	$149,540	$146,960	$132,945	$572,672	$506,442
Net Interest Income	100,205	100,350	103,456	402,613	407,113
Net Income	50,913	46,920	44,781	180,359	181,561
Basic Earnings Per Share	1.03	0.94	0.88	3.59	3.50
Diluted Earnings Per Share	1.01	0.92	0.86	3.52	3.41
Dividends Declared Per Share	0.41	0.37	0.37	1.52	1.36

Net Income to Average Total Assets (ROA)	1.94%	1.81%	1.76%	1.76%	1.81%
Net Income to Average Shareholders’ Equity (ROE)	28.56	27.09	25.19	25.90	24.83
Net Interest Margin (3)	4.15	4.20	4.43	4.25	4.38
Operating Leverage (prior year)				3.13	10.54
Efficiency Ratio (4)	53.08	50.75	53.92	51.87	53.15

Average Assets	$10,391,402	$10,309,314	$10,079,483	$10,241,442	$10,023,750
Average Loans and Leases	6,501,868	6,470,883	6,153,802	6,369,200	6,104,356
Average Deposits	7,721,584	7,731,993	7,795,381	7,731,051	7,766,516
Average Shareholders’ Equity	707,149	687,172	705,428	696,299	731,077
Average Shareholders’ Equity to Average Assets	6.81%	6.67%	7.00%	6.80%	7.29%

Market Price Per Share of Common Stock:
Closing	$53.95	$48.16	$51.54	$53.95	$51.54
High	54.59	50.75	53.19	55.15	54.44
Low	47.54	47.00	47.21	47.00	43.82

	December 31,	September 30,	December 31,
	2006	2006 (1)	2005 (1)
At Period End:
Net Loans and Leases	$6,532,169	$6,398,262	$6,077,446
Total Assets	10,571,815	10,371,215	10,187,038
Deposits	8,023,394	7,687,123	7,907,468
Long-Term Debt	260,288	265,268	242,703
Shareholders’ Equity	719,420	683,472	693,352

Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.37%	1.40%	1.48%
Dividend Payout Ratio (5)	42.11	43.02	38.86
Leverage Capital Ratio	7.13	6.90	7.14

Book Value Per Common Share	$14.45	$13.72	$13.52

Full-Time Equivalent Employees	2,586	2,589	2,585
Branches and Offices	86	86	85

(1)          Certain prior period information has been reclassified to conform to current presentation.

(2)          Third quarter 2006 basic and diluted EPS was corrected from $0.95 and $0.93, respectively.

(3)          The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

(4)          The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).

(5)          Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2006	2006(1)	2005	2006	2005
Interest Income
Interest and Fees on Loans and Leases	$111,649	$110,065	$97,697	$425,473	$368,664
Income on Investment Securities - Available-for-Sale	32,807	31,949	29,820	126,817	113,608
Income on Investment Securities - Held-to-Maturity	4,282	4,558	4,899	18,255	21,360
Deposits	63	50	103	211	219
Funds Sold	406	66	154	767	1,329
Other	333	272	272	1,149	1,262
Total Interest Income	149,540	146,960	132,945	572,672	506,442
Interest Expense
Deposits	30,924	28,464	17,479	103,677	58,426
Securities Sold Under Agreements to Repurchase	12,538	11,959	6,504	42,189	21,187
Funds Purchased	1,689	2,270	1,730	8,504	4,515
Short-Term Borrowings	106	82	61	318	188
Long-Term Debt	4,078	3,835	3,715	15,371	15,013
Total Interest Expense	49,335	46,610	29,489	170,059	99,329
Net Interest Income	100,205	100,350	103,456	402,613	407,113
Provision for Credit Losses	3,143	2,785	1,588	10,758	4,588
Net Interest Income After Provision for Credit Losses	97,062	97,565	101,868	391,855	402,525
Noninterest Income
Trust and Asset Management	14,949	14,406	14,098	58,740	56,830
Mortgage Banking	2,612	2,394	2,597	10,562	10,399
Service Charges on Deposit Accounts	11,206	10,723	10,151	41,756	39,945
Fees, Exchange, and Other Service Charges	15,775	16,266	15,147	62,441	59,588
Investment Securities Gains (Losses), Net	153	19	(4)	172	341
Insurance	3,965	6,713	4,201	20,388	19,643
Other	4,856	6,366	4,619	22,117	22,568
Total Noninterest Income	53,516	56,887	50,809	216,176	209,314
Noninterest Expense
Salaries and Benefits	42,727	43,133	43,319	176,457	176,310
Net Occupancy	9,959	9,998	9,643	38,976	38,273
Net Equipment	5,012	5,285	5,358	20,127	21,541
Professional Fees	1,189	2,638	4,057	6,854	15,702
Other	22,710	18,751	20,802	78,548	75,816
Total Noninterest Expense	81,597	79,805	83,179	320,962	327,642
Income Before Provision for Income Taxes	68,981	74,647	69,498	287,069	284,197
Provision for Income Taxes	18,068	27,727	24,717	106,710	102,636
Net Income	$50,913	$46,920	$44,781	$180,359	$181,561
Basic Earnings Per Share	$1.03	$0.94	$0.88	$3.59	$3.50
Diluted Earnings Per Share	$1.01	$0.92	$0.86	$3.52	$3.41
Dividends Declared Per Share	$0.41	$0.37	$0.37	$1.52	$1.36
Basic Weighted Average Shares	49,493,213	49,960,617	50,743,172	50,176,685	51,848,765
Diluted Weighted Average Shares	50,378,519	50,879,937	52,042,845	51,178,943	53,310,816

(1) Third quarter 2006 basic and diluted EPS was corrected from $0.95 and $0.93, respectively.  In addition, basic and diluted weighted average shares was corrected from 49,586,947 and 50,506,267, respectively.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition (Unaudited)	Table 3

	December 31,	September 30,	December 31,
(dollars in thousands)	2006	2006	2005
Assets
Interest-Bearing Deposits	$4,990	$5,238	$4,893
Funds Sold	50,000	—	—
Investment Securities - Available-for-Sale
Held in Portfolio	1,846,742	1,973,719	2,333,417
Pledged as Collateral	751,135	678,914	204,798
Investment Securities - Held-to-Maturity (Fair Value of $360,719; $385,891; and $442,989)	371,344	397,520	454,240
Loans Held for Sale	11,942	15,336	17,915
Loans and Leases	6,623,167	6,489,057	6,168,536
Allowance for Loan and Lease Losses	(90,998)	(90,795)	(91,090)
Net Loans and Leases	6,532,169	6,398,262	6,077,446
Total Earning Assets	9,568,322	9,468,989	9,092,709
Cash and Noninterest-Bearing Deposits	398,342	283,621	493,825
Premises and Equipment	125,925	127,521	133,913
Customers’ Acceptances	1,230	673	1,056
Accrued Interest Receivable	49,284	49,339	43,033
Foreclosed Real Estate	407	409	358
Mortgage Servicing Rights	19,437	18,995	18,010
Goodwill	34,959	34,959	34,959
Other Assets	373,909	386,709	369,175
Total Assets	$10,571,815	$10,371,215	$10,187,038
Liabilities
Deposits
Noninterest-Bearing Demand	$1,993,794	$1,879,644	$2,134,916
Interest-Bearing Demand	1,642,375	1,608,774	1,678,454
Savings	2,690,846	2,596,940	2,819,258
Time	1,696,379	1,601,765	1,274,840
Total Deposits	8,023,394	7,687,123	7,907,468
Funds Purchased	60,140	160,600	268,110
Short-Term Borrowings	11,058	11,290	9,447
Securities Sold Under Agreements to Repurchase	1,047,824	1,099,260	609,380
Long-Term Debt	260,288	265,268	242,703
Banker’s Acceptances	1,230	673	1,056
Retirement Benefits Payable	48,309	72,651	71,116
Accrued Interest Payable	22,718	18,659	10,910
Taxes Payable and Deferred Taxes	277,202	280,611	269,094
Other Liabilities	100,232	91,608	104,402
Total Liabilities	9,852,395	9,687,743	9,493,686
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: December 2006 - 56,848,609 / 49,777,654; September 2006 - 56,848,799 / 49,809,709; and December 2005 - 56,827,483 / 51,276,286	566	566	565
Capital Surplus	475,178	471,908	473,338
Accumulated Other Comprehensive Loss	(39,084)	(49,422)	(47,818)
Retained Earnings	630,660	605,976	546,591
Deferred Stock Grants	—	—	(11,080)
Treasury Stock, at Cost (Shares: December 2006 - 7,070,955; September 2006 - 7,039,090; and December 2005 - 5,551,197)	(347,900)	(345,556)	(268,244)
Total Shareholders’ Equity	719,420	683,472	693,352
Total Liabilities and Shareholders’ Equity	$10,571,815	$10,371,215	$10,187,038

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

				Accum.
				Other
				Compre-		Deferred		Compre-
		Common	Capital	hensive	Retained	Stock	Treasury	hensive
(dollars in thousands)	Total	Stock	Surplus	Loss	Earnings	Grants	Stock	Income
Balance at December 31, 2005	$693,352	$565	$473,338	$(47,818)	$546,591	$(11,080)	$(268,244)
Comprehensive Income:
Net Income	180,359	—	—	—	180,359	—	—	$180,359
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities - Available-for-Sale	(196)	—	—	(196)	—	—	—	(196)
Change in Minimum Pension Liability Adjustments	1,972	—	—	1,972	—	—	—	1,972
Total Comprehensive Income								$182,135

Adjustment to Initially Apply FASB Statement No. 158, Net of Tax	6,958	—	—	6,958	—	—	—
Common Stock Issued under Share-Based Compensation Plans and Related Tax Benefits (1,044,951 shares)	43,449	1	1,840	—	(19,543)	11,080	50,071
Common Stock Repurchased (2,540,130 shares)	(129,727)	—	—	—	—	—	(129,727)
Cash Dividends Paid	(76,747)	—	—	—	(76,747)	—	—
Balance at December 31, 2006	$719,420	$566	$475,178	$(39,084)	$630,660	$—	$(347,900)

Balance at December 31, 2004	$814,834	$813	$450,998	$(12,917)	$1,282,425	$(8,433)	$(898,052)
Comprehensive Income:
Net Income	181,561	—	—	—	181,561	—	—	$181,561
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities - Available-for-Sale	(32,547)	—	—	(32,547)	—	—	—	(32,547)
Change in Minimum Pension Liability Adjustments	(2,354)	—	—	(2,354)	—	—	—	(2,354)
Total Comprehensive Income								$146,660

Common Stock Issued under Share-Based Compensation Plans and Related Tax Benefits (1,430,416 shares)	50,067	2	22,090	—	(4,138)	(2,647)	34,760
Common Stock Repurchased (5,111,281 shares)	(247,376)	—	—	—	—	—	(247,376)
Retirement of Treasury Stock Shares (25,000,000 shares)	—	(250)	250	—	(842,424)	—	842,424
Cash Dividends Paid	(70,833)	—	—	—	(70,833)	—	—
Balance at December 31, 2005	$693,352	$565	$473,338	$(47,818)	$546,591	$(11,080)	$(268,244)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5a

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2006			September 30, 2006 (1)			December 31, 2005 (1)
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$5.7	$0.1	4.42%	$4.9	$0.1	4.12%	$11.2	$0.1	3.64%
Funds Sold	30.5	0.4	5.28	5.1	0.1	5.16	15.1	0.1	4.05
Investment Securities
Available-for-Sale	2,657.8	33.0	4.96	2,583.0	32.1	4.97	2,573.2	30.0	4.65
Held-to-Maturity	384.7	4.3	4.45	413.3	4.5	4.41	469.9	4.9	4.17
Loans Held for Sale	10.0	0.2	6.79	8.1	0.1	6.45	36.4	0.2	1.99
Loans and Leases (2)
Commercial and Industrial	1,025.8	19.6	7.59	1,024.3	19.3	7.46	944.1	16.0	6.74
Construction	236.4	4.9	8.24	232.2	4.9	8.30	161.3	2.9	7.22
Commercial Mortgage	608.9	10.7	6.97	614.0	10.5	6.77	565.7	9.0	6.33
Residential Mortgage	2,474.6	37.6	6.08	2,454.6	36.8	6.01	2,369.6	34.5	5.82
Other Revolving Credit and Installment	697.3	16.1	9.18	705.6	16.4	9.21	738.8	16.2	8.70
Home Equity	943.8	18.2	7.66	937.2	17.9	7.59	880.8	14.5	6.53
Lease Financing	515.1	4.3	3.31	503.0	4.1	3.27	493.5	4.4	3.53
Total Loans and Leases	6,501.9	111.4	6.82	6,470.9	109.9	6.76	6,153.8	97.5	6.31
Other	79.4	0.3	1.68	79.4	0.3	1.37	79.4	0.3	1.37
Total Earning Assets (3)	9,670.0	149.7	6.17	9,564.7	147.1	6.13	9,339.0	133.1	5.68
Cash and Noninterest-Bearing Deposits	272.9			296.5			314.7
Other Assets	448.5			448.1			425.8
Total Assets	$10,391.4			$10,309.3			$10,079.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,577.6	4.2	1.06	$1,618.9	4.1	1.01	$1,650.9	3.1	0.75
Savings	2,626.4	11.1	1.68	2,641.4	10.6	1.59	2,882.4	6.1	0.83
Time	1,650.0	15.6	3.74	1,542.7	13.8	3.53	1,273.6	8.3	2.59
Total Interest-Bearing Deposits	5,854.0	30.9	2.10	5,803.0	28.5	1.95	5,806.9	17.5	1.19
Short-Term Borrowings	135.0	1.8	5.28	179.1	2.4	5.21	178.1	1.8	3.99
Securities Sold Under Agreements to Repurchase	1,091.6	12.5	4.52	1,005.8	11.9	4.69	710.5	6.5	3.62
Long-Term Debt	264.7	4.1	6.15	248.7	3.8	6.16	242.7	3.7	6.11
Total Interest-Bearing Liabilities	7,345.3	49.3	2.66	7,236.6	46.6	2.55	6,938.2	29.5	1.69
Net Interest Income		$100.4			$100.5			$103.6
Interest Rate Spread			3.51%			3.58%			3.99%
Net Interest Margin			4.15%			4.20%			4.43%
Noninterest-Bearing Demand Deposits	1,867.6			1,929.0			1,988.5
Other Liabilities	471.4			456.5			447.4
Shareholders’ Equity	707.1			687.2			705.4
Total Liabilities and Shareholders’ Equity	$10,391.4			$10,309.3			$10,079.5

(1)          Certain prior period information has been reclassified to conform to current presentation.

(2)          Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(3)          Interest income includes a taxable-equivalent basis adjustment based upon a statutory tax rate of 35%.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5b

	Year Ended			Year Ended
	December 31, 2006			December 31, 2005 (1)
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$5.4	$0.2	3.92%	$7.1	$0.2	3.07%
Funds Sold	15.2	0.8	5.06	39.3	1.3	3.38
Investment Securities
Available-for-Sale	2,598.8	127.5	4.91	2,545.6	114.0	4.48
Held-to-Maturity	417.6	18.3	4.37	523.7	21.4	4.08
Loans Held for Sale	9.7	0.6	6.38	20.4	0.8	4.03
Loans and Leases (2)
Commercial and Industrial	987.8	72.7	7.36	953.8	59.8	6.27
Construction	197.3	16.2	8.19	138.6	8.8	6.35
Commercial Mortgage	598.5	40.3	6.73	582.6	34.8	5.97
Residential Mortgage	2,450.4	146.3	5.97	2,346.8	133.6	5.70
Other Revolving Credit and Installment	711.6	64.7	9.09	740.4	62.7	8.46
Home Equity	922.2	68.4	7.42	844.2	49.8	5.91
Lease Financing	501.4	16.3	3.25	498.0	18.3	3.67
Total Loans and Leases	6,369.2	424.9	6.67	6,104.4	367.8	6.03
Other	79.4	1.1	1.45	69.8	1.3	1.81
Total Earning Assets (3)	9,495.3	573.4	6.04	9,310.3	506.8	5.44
Cash and Noninterest-Bearing Deposits	301.2			313.0
Other Assets	444.9			400.4
Total Assets	$10,241.4			$10,023.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$1,615.5	15.6	0.96	$1,667.0	10.1	0.60
Savings	2,680.3	38.3	1.43	2,928.6	20.5	0.70
Time	1,484.8	49.8	3.35	1,197.8	27.8	2.32
Total Interest-Bearing Deposits	5,780.6	103.7	1.79	5,793.4	58.4	1.01
Short-Term Borrowings	177.7	8.8	4.97	144.5	4.7	3.25
Securities Sold Under Agreements to Repurchase	932.4	42.2	4.52	699.0	21.2	3.03
Long-Term Debt	249.8	15.4	6.15	244.2	15.0	6.15
Total Interest-Bearing Liabilities	7,140.5	170.1	2.38	6,881.1	99.3	1.44
Net Interest Income		$403.3			$407.5
Interest Rate Spread			3.66%			4.00%
Net Interest Margin			4.25%			4.38%
Noninterest-Bearing Demand Deposits	1,950.4			1,973.1
Other Liabilities	454.2			438.4
Shareholders’ Equity	696.3			731.1
Total Liabilities and Shareholders’ Equity	$10,241.4			$10,023.7

(1)          Certain prior period information has been reclassified to conform to current presentation.

(2)          Non-performing loans and leases are included in the respective average loan and lease balances.  Income, if any, on such loans and leases is recognized on a cash basis.

(3)          Interest income includes a taxable-equivalent basis adjustment based upon a statutory tax rate of 35%.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable Equivalent Basis (Unaudited)	Table 6

	Year Ended December 31, 2006 compared to December 31, 2005
(dollars in millions)	Volume (1)	Rate (1)	Total
Change in Interest Income:
Funds Sold	$(1.0)	$0.5	$(0.5)
Investment Securities
Available-for-Sale	2.4	11.1	13.5
Held-to-Maturity	(4.5)	1.4	(3.1)
Loans Held for Sale	(0.5)	0.3	(0.2)
Loans and Leases
Commercial and Industrial	2.2	10.7	12.9
Construction	4.4	3.0	7.4
Commercial Mortgage	0.9	4.6	5.5
Residential Mortgage	6.1	6.6	12.7
Other Revolving Credit and Installment	(2.5)	4.5	2.0
Home Equity	4.9	13.7	18.6
Lease Financing	0.1	(2.1)	(2.0)
Total Loans and Leases	16.1	41.0	57.1
Other	0.1	(0.3)	(0.2)
Total Change in Interest Income	12.6	54.0	66.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.3)	5.8	5.5
Savings	(1.9)	19.7	17.8
Time	7.7	14.3	22.0
Total Interest-Bearing Deposits	5.5	39.8	45.3
Short-Term Borrowings	1.2	2.9	4.1
Securities Sold Under Agreements to Repurchase	8.5	12.5	21.0
Long-Term Debt	0.4	—	0.4
Total Change in Interest Expense	15.6	55.2	70.8

Change in Net Interest Income	$(3.0)	$(1.2)	$(4.2)

(1)          The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume or rate for that category.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2006	2006	2005	2006	2005
Salaries	$27,923	$27,829	$27,765	$110,203	$108,286
Incentive Compensation	5,288	3,697	4,067	17,150	16,145
Share-Based Compensation	999	1,211	720	5,322	6,118
Commission Expense	1,692	1,721	1,715	7,168	8,112
Retirement and Other Benefits	2,690	4,454	4,245	17,212	17,962
Payroll Taxes	1,992	2,117	1,999	9,791	9,748
Medical, Dental, and Life Insurance	1,934	1,620	2,168	7,900	8,027
Separation Expense	209	484	640	1,711	1,912
Total Salaries and Benefits	$42,727	$43,133	$43,319	$176,457	$176,310

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More (Unaudited)	Table 9

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2006	2006	2006	2006	2005 (1)
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$769	$400	$227	$236	$212
Commercial Mortgage	40	44	48	52	58
Lease Financing	31	—	—	—	—
Total Commercial	840	444	275	288	270
Consumer
Residential Mortgage	4,914	4,253	4,628	4,922	5,439
Home Equity	164	254	204	38	111
Total Consumer	5,078	4,507	4,832	4,960	5,550
Total Non-Accrual Loans and Leases	5,918	4,951	5,107	5,248	5,820
Foreclosed Real Estate	407	409	188	358	358
Other Investments	82	82	82	300	300
Total Non-Performing Assets	$6,407	$5,442	$5,377	$5,906	$6,478

Accruing Loans and Leases Past Due 90 Days or More
Residential Mortgage	$519	$882	$1,157	$464	$1,132
Home Equity	331	62	86	85	185
Other Revolving Credit and Installment	1,954	2,044	1,561	1,390	1,504
Lease Financing	10	—	—	18	29
Total Accruing Loans and Leases Past Due 90 Days or More	$2,814	$2,988	$2,804	$1,957	$2,850

Total Loans and Leases	$6,623,167	$6,489,057	$6,441,625	$6,246,125	$6,168,536

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.09%	0.08%	0.08%	0.08%	0.09%

Ratio of Non-Performing Assets to Total Loans and Leases, Foreclosed Real Estate, and Other Investments	0.10%	0.08%	0.08%	0.09%	0.11%

Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases	0.14%	0.13%	0.13%	0.13%	0.15%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$5,442	$5,377	$5,906	$6,478	$8,250
Additions	2,427	1,507	1,509	907	1,191
Reductions
Payments	(255)	(848)	(1,347)	(445)	(2,345)
Return to Accrual	(897)	(382)	(260)	(985)	(231)
Sales of Foreclosed Assets	(112)	(20)	(99)	—	(122)
Charge-offs/Write-downs	(198)	(192)	(332)	(49)	(265)
Total Reductions	(1,462)	(1,442)	(2,038)	(1,479)	(2,963)
Balance at End of Quarter	$6,407	$5,442	$5,377	$5,906	$6,478

(1)   Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Reserve for Credit Losses (Unaudited)	Table 10

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2006	2006 (1)	2005 (1)	2006	2005 (1)
Balance at Beginning of Period	$96,167	$96,167	$96,167	$96,167	$113,596
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(720)	(593)	(732)	(2,373)	(2,507)
Lease Financing	—	—	—	—	(10,049)
Consumer
Residential Mortgage	(93)	—	(134)	(132)	(646)
Home Equity	(195)	(211)	(236)	(633)	(959)
Other Revolving Credit and Installment	(4,756)	(3,982)	(5,651)	(17,459)	(19,268)
Lease Financing	(30)	(18)	(35)	(60)	(104)
Total Loans and Leases Charged-Off	(5,794)	(4,804)	(6,788)	(20,657)	(33,533)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	1,445	325	470	3,509	1,751
Commercial Mortgage	—	84	3,006	509	3,246
Lease Financing	2	1	26	3	189
Consumer
Residential Mortgage	—	223	156	464	641
Home Equity	1	120	97	309	411
Other Revolving Credit and Installment	1,191	1,250	1,440	5,062	5,215
Lease Financing	12	16	5	43	63
Total Recoveries on Loans and Leases Previously Charged-Off	2,651	2,019	5,200	9,899	11,516
Net Loan and Lease Charge-Offs	(3,143)	(2,785)	(1,588)	(10,758)	(22,017)
Provision for Credit Losses	3,143	2,785	1,588	10,758	4,588
Balance at End of Period (2)	$96,167	$96,167	$96,167	$96,167	$96,167

Components
Allowance for Loan and Lease Losses	$90,998	$90,795	$91,090	$90,998	$91,090
Reserve for Unfunded Commitments	5,169	5,372	5,077	5,169	5,077
Total Reserve for Credit Losses	$96,167	$96,167	$96,167	$96,167	$96,167

Average Loans and Leases Outstanding	$6,501,868	$6,470,883	$6,153,802	$6,369,200	$6,104,356

Ratio of Net Loan and Lease Charge-Offs to Average Loans and Leases Outstanding (annualized)	0.19%	0.17%	0.10%	0.17%	0.36%
Ratio of Allowance for Loans and Lease Losses to Loans and Leases Outstanding	1.37%	1.40%	1.48%	1.37%	1.48%

(1)   Certain prior period information has been reclassified to conform to current presentation.

(2)   Included in this analysis is activity related to the Company’s reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11a

			Investment	Treasury
	Retail	Commercial	Services	and Other	Consolidated
(dollars in thousands)	Banking	Banking	Group	Corporate	Total
Three Months Ended December 31, 2006
Net Interest Income	$59,652	$34,839	$4,428	$1,286	$100,205
Provision for Credit Losses	3,525	747	(1,000)	(129)	3,143
Net Interest Income After Provision for Credit Losses	56,127	34,092	5,428	1,415	97,062
Noninterest Income	26,144	7,178	17,763	2,431	53,516
Noninterest Expense	(43,853)	(19,733)	(16,265)	(1,746)	(81,597)
Income Before Provision for Income Taxes	38,418	21,537	6,926	2,100	68,981
Provision for Income Taxes	(14,215)	(7,960)	(2,563)	6,670	(18,068)
Allocated Net Income	24,203	13,577	4,363	8,770	50,913
Allowance Funding Value	(202)	(686)	(9)	897	—
Provision for Credit Losses	3,525	747	(1,000)	(129)	3,143
Economic Provision	(3,125)	(2,190)	(100)	—	(5,415)
Tax Effect of Adjustments	(73)	788	410	(284)	841
Income Before Capital Charge	24,328	12,236	3,664	9,254	49,482
Capital Charge	(5,486)	(3,982)	(1,564)	(8,416)	(19,448)
Net Income After Capital Charge (NIACC)	$18,842	$8,254	$2,100	$838	$30,034

RAROC (ROE for the Company)	48%	34%	26%	23%	29%

Total Assets at December 31, 2006	$3,972,124	$2,795,509	$213,506	$3,590,676	$10,571,815

Three Months Ended December 31, 2005 (1)
Net Interest Income	$57,495	$35,018	$4,621	$6,322	$103,456
Provision for Credit Losses	4,189	(2,274)	—	(327)	1,588
Net Interest Income After Provision for Credit Losses	53,306	37,292	4,621	6,649	101,868
Noninterest Income	23,943	7,793	16,738	2,335	50,809
Noninterest Expense	(43,416)	(19,801)	(17,522)	(2,440)	(83,179)
Income Before Provision for Income Taxes	33,833	25,284	3,837	6,544	69,498
Provision for Income Taxes	(12,518)	(9,358)	(1,419)	(1,422)	(24,717)
Allocated Net Income	21,315	15,926	2,418	5,122	44,781
Allowance Funding Value	(180)	(544)	(6)	730	—
Provision for Credit Losses	4,189	(2,274)	—	(327)	1,588
Economic Provision	(3,243)	(2,463)	(108)	(1)	(5,815)
Tax Effect of Adjustments	(283)	1,954	42	(149)	1,564
Income Before Capital Charge	21,798	12,599	2,346	5,375	42,118
Capital Charge	(5,511)	(4,546)	(1,668)	(7,675)	(19,400)
Net Income (Loss) After Capital Charge (NIACC)	$16,287	$8,053	$678	$(2,300)	$22,718

RAROC (ROE for the Company)	43%	30%	15%	19%	25%

Total Assets at December 31, 2005	$3,890,877	$2,443,235	$228,903	$3,624,023	$10,187,038

(1)   Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11b

			Investment	Treasury
	Retail	Commercial	Services	and Other	Consolidated
(dollars in thousands)	Banking	Banking	Group	Corporate	Total
Year Ended December 31, 2006
Net Interest Income	$235,440	$135,564	$17,603	$14,006	$402,613
Provision for Credit Losses	10,491	1,965	(1)	(1,697)	10,758
Net Interest Income After Provision for Credit Losses	224,949	133,599	17,604	15,703	391,855
Noninterest Income	100,294	35,421	70,413	10,048	216,176
Noninterest Expense	(170,705)	(78,625)	(65,151)	(6,481)	(320,962)
Income Before Provision for Income Taxes	154,538	90,395	22,866	19,270	287,069
Provision for Income Taxes	(57,179)	(42,222)	(8,452)	1,143	(106,710)
Allocated Net Income	97,359	48,173	14,414	20,413	180,359
Allowance Funding Value	(792)	(2,496)	(34)	3,322	—
Provision for Credit Losses	10,491	1,965	(1)	(1,697)	10,758
Economic Provision	(12,466)	(8,818)	(386)	(1)	(21,671)
Tax Effect of Adjustments	1,024	3,459	156	(601)	4,038
Income Before Capital Charge	95,616	42,283	14,149	21,436	173,484
Capital Charge	(21,742)	(16,264)	(6,291)	(32,309)	(76,606)
Net Income (Loss) After Capital Charge (NIACC)	$73,874	$26,019	$7,858	$(10,873)	$96,878

RAROC (ROE for the Company)	48%	29%	25%	15%	26%

Total Assets at December 31, 2006	$3,972,124	$2,795,509	$213,506	$3,590,676	$10,571,815

Year Ended December 31, 2005 (1)
Net Interest Income	$220,579	$137,323	$17,782	$31,429	$407,113
Provision for Credit Losses	14,151	8,942	(1)	(18,504)	4,588
Net Interest Income After Provision for Credit Losses	206,428	128,381	17,783	49,933	402,525
Noninterest Income	94,684	37,078	68,231	9,321	209,314
Noninterest Expense	(170,232)	(78,258)	(70,582)	(8,570)	(327,642)
Income Before Provision for Income Taxes	130,880	87,201	15,432	50,684	284,197
Provision for Income Taxes	(48,426)	(32,307)	(5,710)	(16,193)	(102,636)
Allocated Net Income	82,454	54,894	9,722	34,491	181,561
Allowance Funding Value	(688)	(2,332)	(23)	3,043	—
Provision for Credit Losses	14,151	8,942	(1)	(18,504)	4,588
Economic Provision	(13,547)	(9,757)	(412)	(4)	(23,720)
Tax Effect of Adjustments	31	1,167	159	5,722	7,079
Income Before Capital Charge	82,401	52,914	9,445	24,748	169,508
Capital Charge	(21,717)	(17,989)	(6,628)	(34,112)	(80,446)
Net Income (Loss) After Capital Charge (NIACC)	$60,684	$34,925	$2,817	$(9,364)	$89,062

RAROC (ROE for the Company)	42%	32%	16%	17%	25%

Total Assets at December 31, 2005	$3,890,877	$2,443,235	$228,903	$3,624,023	$10,187,038

(1)   Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2006	2006 (1)	2006 (1)	2006	2005 (2)
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$111,649	$110,065	$104,388	$99,371	$97,697
Income on Investment Securities - Available-for-Sale	32,807	31,949	31,226	30,835	29,820
Income on Investment Securities - Held-to-Maturity	4,282	4,558	4,658	4,757	4,899
Deposits	63	50	55	43	103
Funds Sold	406	66	170	125	154
Other	333	272	272	272	272
Total Interest Income	149,540	146,960	140,769	135,403	132,945
Interest Expense
Deposits	30,924	28,464	24,656	19,633	17,479
Securities Sold Under Agreements to Repurchase	12,538	11,959	9,802	7,890	6,504
Funds Purchased	1,689	2,270	2,652	1,893	1,730
Short-Term Borrowings	106	82	73	57	61
Long-Term Debt	4,078	3,835	3,730	3,728	3,715
Total Interest Expense	49,335	46,610	40,913	33,201	29,489
Net Interest Income	100,205	100,350	99,856	102,202	103,456
Provision for Credit Losses	3,143	2,785	2,069	2,761	1,588
Net Interest Income After Provision for Credit Losses	97,062	97,565	97,787	99,441	101,868
Noninterest Income
Trust and Asset Management	14,949	14,406	14,537	14,848	14,098
Mortgage Banking	2,612	2,394	2,569	2,987	2,597
Service Charges on Deposit Accounts	11,206	10,723	9,695	10,132	10,151
Fees, Exchange, and Other Service Charges	15,775	16,266	15,633	14,767	15,147
Investment Securities Gains (Losses), Net	153	19	—	—	(4)
Insurance	3,965	6,713	4,691	5,019	4,201
Other	4,856	6,366	6,076	4,819	4,619
Total Noninterest Income	53,516	56,887	53,201	52,572	50,809
Noninterest Expense
Salaries and Benefits	42,727	43,133	44,811	45,786	43,319
Net Occupancy	9,959	9,998	9,376	9,643	9,643
Net Equipment	5,012	5,285	4,802	5,028	5,358
Professional Fees	1,189	2,638	2,589	438	4,057
Other	22,710	18,751	17,164	19,923	20,802
Total Noninterest Expense	81,597	79,805	78,742	80,818	83,179
Income Before Provision for Income Taxes	68,981	74,647	72,246	71,195	69,498
Provision for Income Taxes	18,068	27,727	35,070	25,845	24,717
Net Income	$50,913	$46,920	$37,176	$45,350	$44,781

Basic Earnings Per Share	$1.03	$0.94	$0.74	$0.89	$0.88
Diluted Earnings Per Share	$1.01	$0.92	$0.72	$0.87	$0.86

Balance Sheet Totals
Total Assets	$10,571,815	$10,371,215	$10,325,190	$10,528,049	$10,187,038
Net Loans and Leases	6,532,169	6,398,262	6,350,590	6,155,061	6,077,446
Total Deposits	8,023,394	7,687,123	7,766,033	8,147,101	7,907,468
Total Shareholders’ Equity	719,420	683,472	666,728	681,078	693,352

Performance Ratios
Net Income to Average Total Assets (ROA)	1.94%	1.81%	1.47%	1.82%	1.76%
Net Income to Average Shareholders’ Equity (ROE)	28.56	27.09	21.70	26.13	25.19
Net Interest Margin (3)	4.15	4.20	4.25	4.41	4.43
Efficiency Ratio (4)	53.08	50.75	51.45	52.22	53.92

(1)   Third quarter 2006 basic and diluted EPS was corrected from $0.95 and $0.93, respectively, and second quarter 2006 diluted EPS was corrected from $0.73.

(2)   Certain prior period information has been reclassified to conform to current presentation.

(3)   The net interest margin is defined as net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.

(4)   The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).